Exhibit 10.21 (e)
NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.
SIXTH AMENDMENT
TO SECOND AMENDED AND RESTATED
CREDIT AND SECURITY AGREEMENT
          This SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (this “Sixth Amendment”) is entered into as of September 10, 2009 (the “Sixth Amendment Effective Date”), by and among MARINEMAX, INC., a Delaware corporation (the “Company”) and each of the six (6) other Borrowers set forth on Schedule I attached hereto and by the reference incorporated herein (each of the Company and each of such six (6) Persons other than the Company, singularly, a “Borrower,” and the Company and all of such Persons other than the Company, collectively, the “Borrowers”), KEYBANK NATIONAL ASSOCIATION, a national banking association, both individually (in such capacity, “KeyBank”) and as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (as hereinafter defined), BANK OF AMERICA, N.A., a national banking association, individually (in such capacity, “BOA”), as collateral agent (in such capacity, the “Collateral Agent”) and as documentation agent (in such capacity, the “Documentation Agent”) and the various other financial institutions as are or may become parties hereto, including, as of the date hereof, GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION, a Delaware corporation (“GE Commercial”), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (“Wachovia”), WELLS FARGO BANK, N.A., a national banking association (“Wells Fargo”), U.S. BANK NATIONAL ASSOCIATION, a national banking association (“US Bank”), BRANCH BANKING & TRUST COMPANY, a North Carolina corporation (“BB&T”), and BANK OF THE WEST, a California corporation (“Bank of the West”) (KeyBank, BOA, GE Commercial, Wachovia, Wells Fargo, US Bank, BB&T, Bank of the West, and such other financial institutions, collectively, the “Lenders”), amending that Second Amended and Restated Credit and Security Agreement dated as of June 19, 2006, by and among Borrowers and Lenders as heretofore amended by the First Amendment to Second Amended and Restated Credit and Security Agreement dated as of May 31, 2007, the Second Amendment to Second Amended and Restated Credit and Security Agreement dated as of October 1, 2007, the Third Amendment to Second Amended and Restated Credit and Security Agreement dated as of March 7, 2008, the Fourth Amendment to Second Amended and Restated Credit and Security Agreement dated as of December 15, 2008, and the Fifth Amendment to Second Amended and Restated Credit and Security Agreement dated as of June 5, 2009 (the “Agreement”). Unless otherwise defined in this Sixth Amendment, all defined terms used in this Sixth Amendment shall have the meanings ascribed to such terms in the Agreement. This Sixth Amendment is entered into in consideration of, and upon, the terms, conditions and agreements set forth herein.
          1.          Background. Borrowers and Lenders desire to amend certain provisions of the Agreement effective as of the Sixth Amendment Effective Date.
          2.          Changed Definitions. The definitions of the following terms heretofore defined in the Agreement are hereby amended to read in their entirety as follows:
                         “Commitment Amount” shall mean (a) effective as of Sixth Amendment Effective Date, three hundred million dollars ($300,000,000), (b) effective as September 30, 2009, two hundred fifty million dollars ($250,000,000), (c) effective as December 31, 2009, two hundred thirty-five million dollars ($235,000,000), (d) effective as March 31, 2010, two hundred twenty million dollars ($220,000,000), (e) effective as June 30, 2010, two hundred million dollars ($200,000,000), and (f) effective as September 30, 2010, one hundred seventy-five million dollars ($175,000,000). All such reductions in the Commitment Amount shall reduce the Commitments of the Lenders in accordance with their Pro Rata Percentages, as follows:

		(000
		omitted)	(000	(000		(000
	Pro Rata	Amend	omitted)	omitted)	(000 omitted)	omitted)	(000 omitted)
Lenders	Percentage	No. 5 Date	9/30/09	12/31/09	3/31/10	6/30/10	9/30/10
BOA	27%	$ 81,000	$ 67,500	$ 63,450	$ 59,400	$ 54,000	$47,250
KeyBank	20%	$ 60,000	$ 50,000	$ 47,000	$ 44,000	$ 40,000	$35,000
GE Commercial	18%	$ 54,000	$ 45,000	$ 42,300	$ 39,600	$ 36,000	$31,500
Wachovia	10%	$ 30,000	$ 25,000	$ 23,500	$ 22,000	$ 20,000	$17,500
Wells Fargo	7%	$ 21,000	$ 17,500	$ 16,450	$ 15,400	$ 14,000	$12,250
US Bank	6%	$ 18,000	$ 15,000	$ 14,100	$ 13,200	$ 12,000	$10,500
BB&T	6%	$ 18,000	$ 15,000	$ 14,100	$ 13,200	$ 12,000	$10,500
Bank of the West	6%	$ 18,000	$ 15,000	$ 14,100	$ 13,200	$ 12,000	$10,500

	100%	$ 300,000	$250,000	$235,000	$ 220,000	$200,000	$175,000

Notwithstanding the foregoing, (i) the applicable Commitment Amount under each of (a), (b), (c), (d) and (e) above shall be reduced by the aggregate amount of Common Stock Net Proceeds received by the Company after the Sixth Amendment Effective Date and on or before December 31, 2009, but shall never be reduced under this clause (i) to less than one hundred seventy-five million dollars ($175,000,000), and (ii) the applicable Commitment Amount under (f) above shall be or become one hundred seventy-five million dollars ($175,000,000) at September 30, 2010 even if prior to such date the Company shall have received no Common Stock Net Proceeds. In addition, the applicable Commitment Amount (A) may be increased by virtue of any exercise of the accordion feature set forth in Section 2.01(a)(2) of the Agreement, and (B) shall be reduced in connection with sales of Additional Real Estate Collateral in the manner set forth in Section 4.08(g) of the Agreement.
                         “EBITDA” shall mean, for any period, the earnings before interest, Taxes, Statement of Financial Accounting Standards No. 123R stock-based compensation, depreciation, amortization, and any intangible asset impairment charge deducted in determining the earnings of the Borrowers on a consolidated basis for such period; provided, however, that for each of the four quarterly periods of the Borrowers ending on December 31, 2008, March 31, 2009, June 30, 2009 and September 30, 2009, EBITDA shall be calculated by adding back nonrecurring restructuring charges associated with business location closings, leasehold improvement impairment charges, lease termination charges, Lender closing costs associated with the Fourth Amendment, the Fifth Amendment, and the Sixth Amendment to the Agreement, and actual [****] inventory repurchase settlement writedowns up to a maximum of [****]; provided further, that for each

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of the four quarterly periods of the Borrowers ending on December 31, 2009, March 31, 2010, June 30, 2010 and September 30, 2010, EBITDA shall be calculated by adding to earnings the lesser of (a) fifty percent (50%) of the total Common Stock Net Proceeds received by the Company at any time after the Sixth Amendment Effective Date and on or before December 31, 2009, and (b) fifteen million dollars ($15,000,000). For purposes of calculating EBITDA, Common Stock Net Proceeds actually received after the Sixth Amendment Effective Date and on or before September 30, 2009 shall be deemed to have been received by the Company during the quarterly period ending on December 31, 2009.
          3.          Added Definitions. The following new defined terms are hereby added to Section 1.01 of the Agreement.
                         “Common Stock Net Proceeds” shall mean the cash proceeds from any New Common Stock Sale, net of all fees (including investment banking fees), discounts, commissions, costs and other expenses, in each case incurred in connection with such New Common Stock Sale. In connection with the calculation of Common Stock Net Proceeds with respect to any New Common Stock Sale, all fees, discounts, commissions, costs and expenses shall be allocated on a pro rata basis among the shares sold in such New Common Stock Sale.
                         “New Common Stock Sale” shall mean any public or private cash sale of common stock of the Company occurring at any time after the Sixth Amendment Effective Date and on or before December 31, 2009.
                         “Sixth Amendment Effective Date” shall mean September 10, 2009, the effective date of the Sixth Amendment to the Agreement.
          4.          Legal Fees and Expenses of Sixth Amendment. Borrowers shall reimburse the Administrative Agent and the Collateral Agent for their legal fees and expenses in connection with the execution and delivery of this Sixth Amendment.
          5.          Representations and Warranties of the Borrowers. The Borrowers represent and warrant to the Agent, the Collateral Agent, and the Lenders that this Sixth Amendment and each related Loan Document has been duly authorized by all necessary action on the part of each of the Borrowers, has been duly executed and delivered by each of the Borrowers, and constitutes a valid and binding agreement of each of the Borrowers enforceable against such Borrower in accordance with its terms.
          6.          Opinion of Counsel. This Sixth Amendment shall not become effective until the Agent, the Collateral Agent, and the Lenders shall have received an opinion of counsel to the Company and the other Borrowers reasonably satisfactory to the Agent, the Collateral Agent, and the Lenders to the effect set forth in Section 5 of this Sixth Amendment; provided, however, that such opinion of counsel may be subject to customary qualifications.
          7.          Effect on Agreement. Except as specifically amended and modified by this Sixth Amendment, all terms, conditions, covenants and agreements set forth in the Agreement

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shall remain in full force and effect. The miscellaneous provisions of Article IX of the Agreement shall apply with equal force to this Sixth Amendment.
          8.          Counterparts. This Sixth Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one agreement.
[SIGNATURES FOLLOW]

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          IN WITNESS WHEREOF, this Sixth Amendment to the Second Amended and Restated Credit and Security Agreement has been executed and delivered by the parties (including 100% of the Lenders) as of the day and year first above written.

“BORROWERS” MARINEMAX, INC., a Delaware corporation
By:	/s/ Kurt M. Frahn
Kurt M. Frahn, Vice President

MARINEMAX EAST, INC., a Delaware corporation

By:	/s/ Kurt M. Frahn
Kurt M. Frahn, Assistant Secretary

MARINEMAX SERVICES, INC., a Delaware corporation

By:	/s/ Kurt M. Frahn
Kurt M. Frahn, Assistant Secretary

US LIQUIDATORS, LLC, a Delaware limited liability company
NEWCOAST FINANCIAL SERVICES, LLC, a Delaware limited liability company
By:     MARINEMAX, INC., sole member

By:	/s/ Kurt M. Frahn
Kurt M. Frahn, Vice President

MARINEMAX NORTHEAST, LLC, a Delaware limited liability company
BOATING GEAR CENTER, LLC, a Delaware limited liability company
By:     MARINEMAX EAST, INC., sole member

By:	/s/ Kurt M. Frahn
Kurt M. Frahn, Assistant Secretary

Signature Page

“LENDERS” KEYBANK NATIONAL ASSOCIATION, a national banking association
By:	/s/ Brian T. McDevitt
	Name:	Brian T. McDevitt
Title: Vice President

BANK OF AMERICA, N.A., successor by merger to Banc of America Specialty Finance, Inc.

By:	/s/ L. Ransom Burts
	Name:	L. Ransom Burts
Title: Senior Vice President

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION, a Delaware corporation

By:	/s/ David M. Campbell
	Name:	David M. Campbell
Title: Portfolio Management Director

WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Leslie Fredericks
	Name:	Leslie Fredericks
Title: VP

Signature Page

WELLS FARGO BANK, N.A., a national banking association

By:	/s/ Roger Fruendt
	Name:	Roger Fruendt
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, a national banking association

By:	/s/ Sean Devillers
	Name:	Sean Devillers
Title: Vice President

BRANCH BANKING & TRUST COMPANY, a North Carolina corporation

By:	/s/ Brigitta Lawton
	Name:	Brigitta Lawton
Title: Senior Vice President

BANK OF THE WEST, a California corporation

By:	/s/ Mark Weiser
	Name:	Mark Weiser
Title: Vice President

“ADMINISTRATIVE AGENT” KEYBANK NATIONAL ASSOCIATION, a national banking association

By:	/s/ Brian T. McDevitt
	Name:	Brian T. McDevitt
Title: Vice President

Signature Page

“COLLATERAL AGENT” and “DOCUMENTATION AGENT” BANK OF AMERICA, N.A., successor by merger to Banc of America Specialty Finance, Inc.
By:	/s/ L. Ransom Burts
	Name:	L. Ransom Burts
Title: Senior Vice President

Signature Page

Schedule I
1.	MARINEMAX EAST, INC., a Delaware corporation

2.	MARINEMAX SERVICES, INC., a Delaware corporation

3.	US LIQUIDATORS, LLC, a Delaware limited liability company

4.	NEWCOAST FINANCIAL SERVICES, LLC, a Delaware limited liability company

5.	MARINEMAX NORTHEAST, LLC, a Delaware limited liability company

6.	BOATING GEAR CENTER, LLC, a Delaware limited liability company
Schedule